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                        CONSENT OF INDEPENDENT AUDITORS


                              ___________________


We consent to the incorporation by reference in the registration statements of Kentucky First Bancorp, Inc. and Subsidiary on Form S-8 (as filed with the Commission on July 7, 1995 and April 5, 1996) of our reports for each of the periods ended June 30, 1995 and 1994, which reports are incorporated by reference in this Annual Report on Form 10-KSB.


/s/ England & Hensley
England & Hensley, CPAs
Lexington, Kentucky
September 25, 1996